UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):           February 14, 2005

Bank of Granite Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-15956	56-1550545

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

P.O. Box 128, 23 North Main Street
Granite Falls, North Carolina 28630

(Address of Principal Executive Offices) (Zip Code)

(828) 496-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Bank of Granite Corporation
INDEX

Page

Item 1.01 - Entry into a Material Definitive Agreement	3

Signatures	4

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Item 1.01 — Entry into a Material Definitive Agreement

Director Fee Arrangement for 2005

     On February 14, 2005, the Board of Directors of Bank of Granite Corporation (the “Company”) approved changes in the Company’s director fees for 2005, as recommended by the Board of Director’s Nominating and Corporate Governance Committee. Under the 2005 fee arrangement, director fees will be paid only to nonemployee directors. Each nonemployee director will be paid a retainer in the amount of $7,500 per year and a fee for each Board or committee meeting attended in the amount of $250. Committee chairpersons will receive $400 for each committee meeting they conduct in lieu of the $250 meeting fee paid to the other directors in attendance.

Executive Incentive Compensation Arrangement for 2005

     On February 14, 2005, the Board of Directors of the Company approved changes in the Company’s executive incentive compensation arrangements for 2005, as recommended by the Board of Director’s Compensation Committee. The Board of Directors selected certain executive officers of Bank of Granite (the “Bank”) to participate in the 2005 incentive compensation arrangement. The 2005 executive incentive compensation arrangement sets forth five performance component targets, which are earnings, loan growth, deposit growth, provisions for loan losses and return on average equity. The performance components have weighting factors, which are 35% for the earnings component, 15% for each of the loan growth, deposit growth and provisions for loan losses components, and 20% for the return on average equity component. Each performance component also has a performance tier below the target and a performance tier above the target for which the executive’s incentive is reduced to 75% of the target-based incentive if the lower performance level is achieved and increased to 125% of the target-based incentive if the higher performance level is achieved. The Bank’s selected executive officers may receive the performance incentives based on a percentage of their base salaries, which percentages were set by the Board of Directors at 25% of base salary for the chief executive officer, 20% of base salary for the chief operating officer and the chief financial officer and 15% of base salary for other selected executive officers. Therefore, when applying the performance threshold percentages and the performance component weightings to the performance achieved, the performance incentive amounts could range from 18.75% to 31.25% of base salary for the chief executive officer, from 15% to 25% of base salary for the chief operating officer and the chief financial officer, and from 11.25% to 18.75% of base salary for the other selected executive officers. The 2005 base salaries of named executive officers participating in the 2005 Executive Incentive Compensation Arrangement are $300,000 for the chief executive officer, $160,000 for the chief operating officer and $135,000 for the chief financial officer.

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Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Bank of Granite Corporation

February 18, 2005	By:	/s/ Kirby A. Tyndall

Kirby A. Tyndall
Secretary, Treasurer and
Chief Financial Officer

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